UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2025

FIRST FOUNDATION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36461	20-8639702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5221 North O’Connor Boulevard, Suite 1375
Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(469) 638-9636

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FFWM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Parham Medhat as Chief Operations Officer

On October 20, 2025, First Foundation Bank, a California state chartered bank (the “Bank”) and wholly-owned subsidiary of First Foundation Inc. (the “Company”), appointed Parham Medhat as Executive Vice President, Chief Operations Officer.

Mr. Medhat, age 51, has led operational transformation, technology integration, and regulatory compliance in the banking sector for over 20 years. He joins the Bank from Nano Banc, where he served as Chief Operating Officer since May 2024. Prior to that, he was the Chief Operating and Technology Officer at Luther Burbank Savings from 2019 to 2024, and the Chief Operating Officer of CTBC Bank USA from 2014 to 2019. Mr. Medhat received his undergraduate degree from California State University, Long Beach, and his master’s degree in Technology-Based Education from California State University, Dominguez Hills.

On October 21, 2025, the Bank entered into an employment agreement with Mr. Medhat, with an initial term ending on December 31, 2027 (the “Medhat Employment Agreement”). Pursuant to the Medhat Employment Agreement, Mr. Medhat will receive an annual base salary of $400,000, subject to increase at the discretion of the Board of Directors or its Compensation Committee, and may also receive a bonus of up to 75% of his annual base salary at the Bank’s sole discretion. He will also receive a signing bonus of $100,000, which will be subject to recoupment on a pro rata basis if he departs from the Bank within two years. Mr. Medhat will be able to participate in the other benefit programs of the Bank available to executive employees generally.

If Mr. Medhat’s employment is terminated without cause or Mr. Medhat terminates his employment for good reason (in each case, as defined in the Medhat Employment Agreement), then he will be entitled to a lump sum payment equal to the lesser of (i) 12 months of his annual base salary and (ii) the aggregate base salary that would have been paid to him for the remainder of the term of the Medhat Employment Agreement if such remaining term is shorter than 12 months. In the event of termination of Mr. Medhat’s employment due to his death, his beneficiaries will be paid an amount equal to 100% of his base annual salary at the rate in effect immediately prior to his death. If Mr. Medhat’s employment is terminated for cause or due to the expiration of the term of the Medhat Employment Agreement, he will not be entitled to any severance compensation.

In addition, the Company will enter into its standard indemnification agreement with Mr. Medhat, the form of which is filed as Exhibit 10.3 to this report and incorporated herein.

There are no arrangements or understandings between Mr. Medhat and any other persons pursuant to which he was selected to his position with the Bank. There are no family relationships between Mr. Medhat and any director or executive officer of the Company. No information is required to be disclosed with respect to Mr. Medhat pursuant to Item 404(a) of Regulation S-K.

Employment Agreement of Stuart Bernstein

As previously reported, the Bank appointed Stuart Bernstein as Chief Banking Officer, effective August 11, 2025. On October 21, 2025, the Bank entered into an employment agreement with Mr. Bernstein, with an initial term ending on December 31, 2027 (the “Bernstein Employment Agreement”). Pursuant to the Bernstein Employment Agreement, Mr. Bernstein will receive an annual base salary of $450,000, subject to increase at the discretion of the Board of Directors or its Compensation Committee, and may also receive a bonus of up to 100% of his annual base salary at the Bank’s sole discretion. Mr. Bernstein will be able to participate in the other benefit programs of the Bank available to executive employees generally.

If Mr. Bernstein’s employment is terminated without cause or Mr. Bernstein terminates his employment for good reason (in each case, as defined in the Bernstein Employment Agreement), then he will be entitled to a lump sum payment equal to the lesser of (i) 12 months of his annual base salary and (ii) the aggregate base salary that would have been paid to him for the remainder of the term of the Bernstein Employment Agreement if such remaining term is shorter than 12 months. In the event of termination of Mr. Bernstein’s employment due to his death, his beneficiaries will be paid an amount equal to 100% of his base annual salary at the rate in effect immediately prior to his death. If Mr. Bernstein’s employment is terminated for cause or due to the expiration of the term of the Bernstein Employment Agreement, he will not be entitled to any severance compensation.

The foregoing descriptions of the Medhat Employment Agreement and the Bernstein Employment Agreement are not intended to be complete and are qualified in their entirety by reference to such agreements, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On October 20, 2025, the Company issued a press release announcing the appointment of Mr. Medhat as Executive Vice President, Chief Operations Officer. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated October 21, 2025, by and between First Foundation Bank and Parham Medhat.

10.2	Employment Agreement, dated October 21, 2025, by and between First Foundation Bank and Stuart Bernstein.

10.3	Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.13 to the Company’s Annual Report on Form 10-K filed on March 17, 2025).

99.1	Press Release, dated October 20, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FOUNDATION INC.

Date: October 21, 2025	By:	/s/ JAMES BRITTON
James Britton
Executive Vice President and Chief Financial Officer